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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of MarkWest Energy Partners, L.P. and the effectiveness of MarkWest Energy Partners, L.P.'s internal control over financial reporting dated February 29, 2008, appearing in the Annual report on Form 10-K/A of MarkWest Energy Partners, L.P. for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
May 23, 2008

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM